Volterra is providing the following supplemental reconciliation to highlight some of the financial effects of its current intellectual property litigation, as discussed in the Company’s earnings call on October 19, 2009.

Non-GAAP Financial Measures

Volterra provides all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its financial results may be difficult if limited to reviewing only GAAP financial measures. Volterra’s management believes the non-GAAP information provided is useful to investors and other users of its financial information and its inclusion with our financial results is warranted for several reasons:

•	it can enhance the understanding of Volterra’s financial performance by adjusting for special, non-recurring items that may obscure results and trends in our core operating performance, particularly in reconciling differences between reported income and actual cash flows;

•	it can provide consistency in reviewing Volterra’s historical performance between periods, as well as allowing for better comparisons of Volterra’s performance with similar companies in Volterra’s industry;

•	it allows users to evaluate the results of the business using the same financial measures that management uses to evaluate and manage Volterra’s internal planning, budgeting and operations; and

•	it provides investors with additional information used by management, its board of directors and committees thereof, to determine management compensation.

Volterra’s discussion at today’s earnings call uses calculations of (i) non-GAAP gross margin and non-GAAP gross margin as a percent of revenue, which represents gross margin excluding the effect of stock-based compensation; (ii) non-GAAP income from operations (and its components, non-GAAP research and development expense, non-GAAP selling, general, and administrative expense, non-GAAP total operating expenses, and including non-GAAP gross margin as indicated above) as well as non-GAAP operating margin as a percent of revenue which represent income from operations and its components excluding the effect of stock-based compensation and special items such as intellectual property litigation expenses and restructuring charges, net of tax; (iii) non-GAAP annual effective tax rate and the associated non-GAAP income tax expense, which represents the effective tax rate without the effect of stock-based compensation and income tax expense recalculated excluding the effect of stock-based compensation and special items on non-GAAP income before tax; and (iv) non-GAAP net income (and its components listed above), non-GAAP net margin as a percent of revenue, and non-GAAP diluted net income per share, which represents net income and diluted net income per share excluding the effect of stock-based compensation expense and special items such as intellectual property litigation expenses and restructuring charges, net of tax.

Investors should note that the non-GAAP financial measures used by Volterra may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. Whenever Volterra discloses such a non-GAAP financial measure, it provides a reconciliation of non-GAAP financial measures to what it believes to be the most closely applicable GAAP financial measure. A reconciliation of GAAP to non-GAAP financial measures is also included in the financial statements portion of the Company’s press release filed today. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

VOLTERRA SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share amounts)
(Unaudited)

		Three Months Ended September 30, 2009
					Non-GAAP
		Effect of			Results, Less
		Stock-based		Litigation	Litigation
	GAAP*	Compensation*	Non-GAAP*	Expense	Expense
Gross margin	$17,590	$(131)	$17,721	$—	$17,721
Gross margin %	59.3%	-0.4%	59.7%	—	59.7%
Operating expenses:
Research and development	$6,816	$669	$6,147	$—	$6,147
Selling, general and	7,090	584	6,506	$1,688	4,818
administrative

Total operating expenses	$13,906	$1,253	$12,653	$1,688	$10,965
Income from operations	$3,684	$(1,384)	$5,068	$(1,688)	$6,756
Operating margin %	12.4%	-4.7%	17.1%	-5.7%	22.8%
Annual effective tax rate	8.6%	3.5%	5.1%	—	5.1%
Income tax expense	$230	$21	$251	$—	$251
Net income	$3,427	$(1,363)	$4,790	$(1,688)	$6,478
Diluted net income per share	$0.14	$(0.05)	$0.19	$(0.07)	$0.26

*As disclosed in the Company’s Press Release dated October 19, 2009.